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                                                                  EXECUTION COPY

Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.


                                 PROMISSORY NOTE


$500,000                                                      New York, New York
(Original Principal Amount)                                      February 28, 02


         FOR VALUE RECEIVED, the adequacy of which is hereby acknowledged, the undersigned, Curious Holdings LLC (the "Maker"), a Delaware limited liability company, hereby promises to pay to iNTELEFILM Corporation (the "Payee"), whose address is 6385 Old Shady Oak Road, Suite 290, Eden Prairie, Minnesota 55344, the principal sum of Five Hundred Thousand Dollars ($500,000), together with simple interest on the unpaid and outstanding portion thereof at a rate of 5% per annum (which interest shall accrue quarterly and be payable on the last day of each calendar quarter commencing March 31, 2002, provided that if such date is not a business day, payments of such interest shall be made on the next succeeding business day). Subject to the mandatory prepayments set forth herein, the principal and any remaining accrued interest on this Note shall be due and payable in full on February 28, 2004 (the "Maturity Date").

         Payments due hereunder shall be paid in lawful money of the United States of America (or by wire transfer or certified check payable in such money) at Payee's address (as given above) or at such other place as Payee or any other holder of this Note may from time to time have designated by prior written notice to Maker.

                  1. Prepayment; Mandatory Prepayments. Maker shall have the right prior to the Maturity Date to repay all or any part of the principal amount of this Note and accrued but unpaid interest thereon without premium or penalty. Maker shall be obligated to prepay a portion of the outstanding principal and accrued but unpaid interest on this Note as follows: on the earlier of (A) such time as the aggregate net working capital of Maker and its subsidiaries existing on the date hereof (the "Subsidiaries") is positive and then at a rate equivalent to 25% of the aggregate after-tax net income (including without limitation taxes allocable to members, in the case of entities treated as partnerships for tax purposes) of the Subsidiaries, payable quarterly in arrears within 45 days of each quarter's end or (B) the first and second anniversary of the Closing Date in equal installments of $250,000 in principal plus interest (less, on each such date, any amounts previously paid pursuant to the previous clause (A)).



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                  2. Seniority to Other Notes and Subordination to Commercial
Debt. This Note shall be senior in right of payment to the notes that shall be executed in connection with financing the acquisition of Curious Pictures, Furious Pictures and DCODE, Inc., by and between (i) CM Opportunity Fund, LLC and Maker in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000); and (ii) the Curious management executives and Maker in the principal amount of Five Hundred Thousand Dollars ($500,000). However, each of Maker and Payee (and each successor or permitted assignee or transferee of Payee) hereby agrees that the payment of principal and interest on this Note shall be subordinated and junior in right of payment to any senior bank debt for working capital obtained by the Company after the date hereof in a maximum amount of $500,000, provided that such working capital facility shall not prohibit Maker from making scheduled payments hereunder.

                  3. Allocation. All payments made hereunder (whether in prepayment or otherwise) shall first be applied against any interest then due hereunder and shall then be applied against principal.

                  4. Events of Default. The following shall constitute Events of Default:

                           (a) Maker shall fail to pay when due any payment of
principal or interest due under this Note or, within five business days of becoming due, any other amount payable to Payee hereunder;

                           (b) Written admission by Maker of its inability to
pay its debts as they become due, an assignment by Maker for the benefit of creditors, the institution of proceedings by Maker under the Federal Bankruptcy Code or any state law relating to relief of debtors, or the institution of such proceedings by another party against Maker which is not subsequently dismissed within sixty (60) days of the filing of same, or the seizure of substantially all of the assets of Maker;

                           (c) Failure to provide financial information of
Targets and Furious reasonably necessary to calculate the net working capital and net after-tax income of Maker allocable to Targets and Furious within 45 days of each quarter's end after written notice from Payee and 10 days' opportunity to cure such failure;

                           (d) The sale of all or substantially all of Maker's
assets or the liquidation or dissolution of the Maker; or

                           (e) The merger or consolidation of the Maker with or
into another entity unless (i) the unitholders of Maker prior to such merger or consolidation own more than fifty percent of the voting control of the surviving or resulting entity, (ii) the creditworthiness of the surviving or resulting entity will be equal to or superior to that of Maker or (iii) such merger or consolidation is consummated merely to change the form of or jurisdiction of Maker.



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                  If an Event of Default should occur, Payee, at its option, may declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived.

                  Further, Maker agrees to pay all fees, costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Payee in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

                  5. Waiver. No delay or omission of Payee in exercising any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein; and no single or partial exercise of any such right or power shall preclude other or further exercise thereof, or the exercise of any other right; and no waiver shall be valid unless in writing signed by Payee, and then only to the extent specifically set forth in such writing. All remedies hereunder or by law afforded shall be cumulative and shall be available to Payee until the principal amount of and all interest on this Note have been paid in full.

                  6. Payee Representations. (a) Payee represents that Payee is an "accredited investor" as such term is defined in Rule 501 of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act") and that Payee (i) is able to bear the economic risk of an investment in the Note for an indefinite period and (ii) understands and acknowledges that this Note has not been registered nor is it intended to be registered under the Securities Act.

                  (b) Payee represents that Payee has been furnished by Maker during the course of this transaction with all information regarding Maker which Payee has requested or desired to know, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of Maker concerning Maker and has received any additional information which Payee has requested.

                  (c) Payee represents that Payee has full power and authority (corporate, statutory and otherwise) to execute and deliver this Note, this Note constitutes the legal, valid and binding obligation of Payee, enforceable against Payee in accordance with its terms and Payee is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

                  7. Security.

                  (a) Creation of Security Interest. In order to secure the payment of the principal and interest and all other obligations of Maker hereunder now or hereafter owed by Maker to Payee (the "Secured Obligations") and subject to the subordination set forth in Section 2 above, Maker hereby grants to Payee (or its designee) (the "Secured Party") a security interest in the property of Maker described below (the "Collateral") on the terms and conditions set forth in this Note (it being understood that in the event Maker


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requires additional debt financing and, as a condition to such debt financing the lender thereof requires Payee to subordinate its security interest to such lender, Payee shall execute and deliver subordination agreements reasonably acceptable to all parties):

                  (i) all equipment in all of its forms, wherever located, now or hereafter existing, all parts thereof and all accessions thereto;

                  (ii) all inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, (A) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof;
         (B) goods in which Maker has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which Maker has an interest or right as consignee); and (C) goods which are returned to or repossessed by Maker and all accessions thereto and products thereof and documents therefor;

                  (iii) all accounts, accounts receivable, contract rights, chattel paper, documents, instruments, deposit accounts, general intangibles, tax refunds and other obligations of any kind owing to Maker, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, subleases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, deposit accounts, general intangibles, or obligations;

                  (iv) all intellectual property of any kind or nature whatsoever, including without limitation patents, patent applications, copyrights, copyright applications, trademarks and service marks and applications therefore, mask works, net lists and trade secrets;

                  (v) all other general intangibles, whether now existing or hereafter arising and wherever arising, including, but not limited to, all (A) partnership, corporate, and other interests in and to any person or entity; (B) letters of authorization, permits, licenses, consents, contract rights, franchises, documents, certificates, records, customer lists, customer and supplier contracts, easements, variances, certifications and approvals of tribunals, bills of lading (negotiable and non-negotiable), warehouse receipts, any claim of Maker against any lender, liquidated or unliquidated, and other rights, privileges and goodwill obtained or used in connection with any property of Maker; (C) rights of Maker under any equipment leases; and
         (D) tax refunds and other refunds or rights to receive payment from U.S. federal, state or local governments or foreign governments or other tribunals;

                  (vi) all bank accounts, deposit accounts, and margin accounts, maintained by Maker with financial institutions, brokers, dealers, and all other persons or entities relating to commodities and/or securities, including all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts;

                  (vii) all investment property (as defined in Section 9-115 of the New York Uniform Commercial Code);



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                  (viii) to the extent it is possible to create a security
         interest or perfect a security interest in such Collateral by filing a UCC-1 financing statement centrally, or in the case of dual filing states, centrally and at the county level, as applicable, all of Maker's fixtures now existing or hereafter acquired, all substitutes and replacements therefor, all accessions and attachments thereto, and all tools, parts, and equipment now or hereafter added to or used in connection with the fixtures on or above all real property now owned or hereafter acquired by Maker;

                  (ix) all records and documents relating to any and all of the foregoing, including, without limitation, records of account, whether in the form of writing, microfilm, microfiche, tape, or electronic media; and

                  (x) all substitutes and replacements for, accessions, attachments, and other additions to tools, parts, and equipment used in connection with, and all proceeds, products, and increases of, any and all of the foregoing Collateral, in whatever form, whether cash or noncash; interest, premium, and principal payments, redemption proceeds and subscription rights, and shares or other proceeds of conversions or splits of any securities in Collateral, and returned or repossessed Collateral; and, to the extent not otherwise included, all (A) payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) cash and (C) security for the payment of any of the Collateral, and all goods which gave or will give rise to any of the Collateral or are evidenced, identified, or represented therein or thereby.

                  (b) Uniform Commercial Code Security Agreement. This Section is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Maker hereby grants Payee a security interest in said items subject to the subordination set forth in Section 2 above. Maker agrees that Payee may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. In addition, Maker agrees to execute and deliver to Payee, upon Payee's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as Payee may reasonably require to perfect a security interest with respect to said items. Maker shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Payee may reasonably require. Without the prior written consent of Payee, Maker shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, other than the Security Interests of Secured Party, including replacements and additions thereto. Upon the occurrence and during the continuation of an Event of Default, each Secured Party shall have the remedies of a Payee under the Uniform Commercial Code and, at Secured Party's option, may also invoke the other remedies provided in this Note as to such items. In exercising any of said remedies, Secured Party may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Secured Party's remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement.




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                  (c) Rights of Secured Party. (i) Upon the occurrence and
during the continuation of an Event of Default, Secured Party may require Maker to assemble the Collateral and make it available to Secured Party at the place to be designated by Secured Party which is reasonably convenient to the parties. Secured Party may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. Secured Party may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party shall give Maker reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:

                                    (A) Notice shall be given at least 10 days
before the date of sale by publication once in a newspaper of general circulation published in the county in which the sale is to be held;

                                    (B) The sale shall be held in a county in
which the Collateral or any part is located or in a county in which Maker has a place of business;

                                    (C) Payment shall be in cash or by certified
check immediately following the close of the sale;

                                    (D) The sale shall be by auction; and

                                    (E) The Collateral may be sold as is and
without any preparation for sale.

                  (ii) Notwithstanding any provision of this Agreement, Secured Party shall be under no obligation to offer to sell the Collateral. In the event Secured Party offer to sell the Collateral, Secured Party will be under no obligation to consummate a sale of the Collateral if, in their reasonable business judgment, none of the offers received by them reasonably approximates the fair value of the Collateral.

                  (iii) In the event Secured Party elects not to sell the Collateral, Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of Maker's obligation, subject to Maker's rights under such procedures.

                  8. Notices. All notices, requests, demands or other communications required or permitted hereunder shall be in writing, addressed to the appropriate party as follows:

                  (i)      If to Maker, to:
                           Address:  440 Lafayette Street, 6th Floor
                           New York, New York 10003
                           Attention: Susan Holden
                           Telecopy Number: (212) 674-0081




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                  (ii)     If to Payee, to its address set forth above
                           Telecopy Number: (952) 925-8863

or to such other address as may have been designated in prior notice. Notices may be sent by (a) overnight courier, (b) facsimile transmission (with immediate telephonic confirmation thereafter), or (c) registered or certified mail, postage prepaid, return receipt requested; and shall be deemed given (i) in the case of overnight courier, the next business day after the day sent, (ii) in the case of facsimile transmissions, on the date sent if telephonically confirmed, and (iii) in the case of mailing, three (3) business days after being mailed by registered or certified mail, and otherwise notices shall be deemed to have been given when received.

                  9. Assignment. Except as otherwise provided herein, prior to Maturity or an Event of Default, any attempt by Payee to assign its rights or delegate its duties under this Note without the prior written consent of Maker will be void. Thereafter, any assignment shall be permitted without the consent of Maker.

                  10. Binding Effect. The terms and provisions of this Note shall be binding upon Maker and its successors and permitted assigns, and shall inure to the benefit of Payee and its successors and assigns, and any subsequent holder of this Note.

                  11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

                  12. Headings. The section headings contained in this Note are intended solely for convenience of reference and do not themselves constitute a part of this Note.

                  13. Severability. If any provision of this Note or the application thereof to any person or circumstance should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Note and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                  14. Consent to Suit; Waiver of Jury Trial. Maker hereby irrevocably authorizes and empowers any attorney-at-law to appear for Maker in any action upon or in connection with this Note at any time after this Note becomes due, as herein provided, in any court in or of the State of New York, and waives issuance and service of process with respect thereto. Maker hereby waives the right to a trial by jury with respect to any action upon or in connection with this Note.



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                  IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                         CURIOUS HOLDINGS LLC


                                         By: /s/ Susan Holden
                                             -----------------------------------

Accepted and agreed:

iNTELEFILM CORPORATION


By /s/ Richard A. Wiethorn, its CFO
   -------------------------------------





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